UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): January 31, 2019
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported by Accenture plc (“Accenture”), on January 10, 2019, David Rowland became interim chief executive officer and a member of Accenture’s Board of Directors (the “Board”) and KC McClure became Accenture’s chief financial officer. On January 31, 2019, the Compensation Committee of the Board approved the following new compensation arrangements for Mr. Rowland and Ms. McClure in connection with their new roles:

•
Effective as of March 1, 2019, Mr. Rowland was granted additional equity awards composed of a target number of restricted share units (“RSUs”) with a fair market value of $4,400,000 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under Accenture’s 2019 Key Executive Performance Share Program (the “Key Executive Program”) and RSUs with a fair market value of $2,245,000 as of the date of grant under Accenture’s 2019 Leadership Performance Equity Award Program.

•
Effective as of February 1, 2019, Ms. McClure’s annual base salary was increased to $975,000 and her target annual bonus for fiscal 2019 was increased to 100.5% of her base compensation earned during fiscal 2019. In addition, effective as of March 1, 2019, she was granted an additional target number of RSUs with a fair market value of $930,000 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under the Key Executive Program.

The equity awards are subject to the standard terms and conditions, except that, in recognition of Mr. Rowland’s service as interim chief executive officer, his additional Key Executive Program award is not subject to a service vesting requirement.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On February 1, 2019, Accenture held its 2019 annual general meeting of shareholders (“Annual Meeting”). Accenture’s shareholders approved each of the following proposals considered at the Annual Meeting. The following chart sets forth the number and percentage of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each proposal voted upon by Accenture’s shareholders:

		For		Against		Abstained	Broker Non-Votes
1.	To re-appoint the following directors:
	Jaime Ardila	454,228,080	99.84%	748,569	0.16%	502,399	71,108,465
	Herbert Hainer	454,238,610	99.83%	766,184	0.17%	474,254	71,108,465
	Marjorie Magner	448,045,545	98.54%	6,640,760	1.46%	792,743	71,108,465
	Nancy McKinstry	450,229,918	99.02%	4,446,567	0.98%	802,563	71,108,465
	Gilles C. Pélisson	450,372,304	98.99%	4,610,781	1.01%	495,963	71,108,465
	Paula A. Price	450,950,467	99.17%	3,757,617	0.83%	770,964	71,108,465
	Venkata (Murthy) Renduchintala	453,194,103	99.62%	1,747,709	0.38%	537,236	71,108,465
	David Rowland *	423,602,231	93.17%	31,043,013	6.83%	833,804	71,108,465
	Arun Sarin	454,126,776	99.82%	832,925	0.18%	519,347	71,108,465
	Frank K. Tang	454,221,700	99.90%	473,633	0.10%	783,715	71,108,465
	Tracey T. Travis	454,345,973	99.86%	643,402	0.14%	489,673	71,108,465
2.	To approve, in a non-binding vote, the compensation of Accenture’s named executive officers	423,602,231	93.17%	31,043,013	6.83%	833,804	71,108,465
3.	To ratify, in a non-binding vote, the appointment of KPMG LLP (“KPMG”) as Accenture’s independent auditors and to authorize, in a binding vote, the Audit Committee of the Board to determine KPMG’s remuneration	516,959,487	98.26%	9,171,455	1.74%	456,571	—

4.	To grant the Board the authority to issue shares under Irish law	521,442,105	99.20%	4,194,261	0.80%	951,147	—
5.	To grant the Board the authority to opt-out of pre-emption rights under Irish law	522,327,682	99.42%	3,053,915	0.58%	1,205,916	—
6.	To determine the price range at which Accenture can re-allot shares that it acquires as treasury shares under Irish law	523,613,719	99.65%	1,864,261	0.35%	1,109,533	—
_______________

*
Pierre Nanterme, who was previously nominated for election at the Annual Meeting, resigned from the Board, effective on January 10, 2019, for health reasons. The Board designated David Rowland, Accenture’s newly appointed interim chief executive officer and director, as a director nominee. Accordingly, as stated in Accenture’s proxy statement supplement, dated January 15, 2019, any shares represented at the Annual Meeting by proxy cards or voting instructions were not voted for Mr. Nanterme, but were instead voted with respect to the election of Mr. Rowland as a director pursuant to the discretionary voting authority granted to the proxies. The number of shares voted FOR the election of Mr. Rowland represent only those shares which voted FOR all matters presented at the meeting, and therefore reflects the same vote results as proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 4, 2019	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary